UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities and Exchange Act of 1934
Date of Report (date of earliest event reported):
July 19, 2005
ENERGYSOUTH, INC.
(Exact name of registrant as specified in its charter)

Alabama (State or other jurisdiction of incorporation)	333-42057 (Commission File Number)	58-2358943 (IRS Employer Identification No.)

2828 Dauphin Street Mobile, Alabama (Address of principal executive offices)	36606 (Zip Code)
Registrant’s telephone number, including area code:
(251) 450-4774
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
     On July 19, 2005, the Registrant’s Bay Gas Storage Company, Ltd. (“Bay Gas”) subsidiary entered into a natural gas storage service agreement (the “Agreement”) with Florida Power & Light Company (“Florida Power”). The Agreement relates to new or expanded natural gas storage capacity (“Planned Storage Facilities”) planned by Bay Gas for its underground gas storage facilities near McIntosh, Alabama. Under the Agreement, Florida Power has contracted for a term of five years to pay demand charges for firm storage of up to 2 million MMBtu of storage capacity which will be reserved for Florida Power if Bay Gas places the Planned Storage Facilities into service.
The Agreement provides:
     (a) for Bay Gas to exert its best efforts to obtain necessary regulatory approvals and financing satisfactory to Bay Gas for the Planned Storage Facilities;
     (b) that promptly following attainment by Bay Gas of the necessary regulatory approvals and satisfactory arrangements for financing, Bay Gas will proceed with the leaching of the Planned Storage Facilities and will give Florida Power notice (the “Commitment Notice”) to such effect;
     (c) that either party may terminate the Agreement if Bay Gas does specify a commencement date for storage services within 24 months of the Commitment Notice (which period may be extended to up to 30 months upon the occurrence of force majeure events defined in the Agreement);
     (d) for Bay Gas to commence providing storage services under the Agreement within 24 months of the Commitment Notice (which period may be extended to up to 30 months upon the occurrence of force majeure events defined in the Agreement), subject to the right of Bay Gas to terminate the Agreement if it determines that construction of the Planned Storage Facilities would not be economic; and
     (e)  that Florida Power may elect prior to the first anniversary of the Commencement Date to reduce within certain limits the amount of gas stored under the Agreement or increase within certain limits the amount of gas stored under the Agreement, provided that the right to so increase is subject to Bay Gas’ right to make such additional storage capacity available to its other customers, subject to Florida Power’s ability to exercise a right of first refusal for such capacity within twenty (20) business days of notice from Bay Gas of its intent to commit such additional storage capacity to other customers.
     (f) for the Agreement to supersede a storage service agreement between Bay Gas and Florida Power upon commencement of storage services under the Agreement.
     The Agreement also provides that if storage services commence thereunder, injection volumes and storage demand charges will be reduced during an initial 90-day period, and includes other terms and conditions normally included in storage contracts between Bay Gas and its customers.
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Forward-Looking Statements
This Form 8-K contains certain statements that are, or may be deemed to be, “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical facts, included herein or incorporated herein by reference are “forward-looking statements.” Included among “forward-looking statements” are, among other things:
•	statements about expected commencement or completion dates for construction of Bay Gas’ planned additional storage facilities;

•	statements regarding any anticipated financing transactions or arrangements;

•	statements relating to the construction by Bay Gas of additional storage facilities, including statements concerning anticipated costs related thereto;

•	statements about anticipated capacities and characteristics of any additional Bay Gas storage facilities, including storage, injection and withdrawal capacities, deliverability and pipeline interconnections;

•	statements regarding anticipated governmental, regulatory, administrative or other public body actions, requirements, permits or decisions; and

•	any other statements that relate to non-historical or future information.
These forward-looking statements are often identified by the use of terms and phrases such as “achieve,” “anticipate,” “believe,” “estimate,” “expect,” “forecast,” “plan,” “project,” “propose,” “strategy” and similar terms and phrases. Although the Company believes that the expectations reflected in these forward-looking statements are reasonable, they do involve assumptions, risks and uncertainties, and these expectations may prove to be incorrect. Undue reliance should not be placed on these forward-looking statements, which speak only as of the date of this Form 8-K.
The actual results of the Company could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including those discussed in the Company’s Annual Report on Form 10-K for the year ended September 30, 2004, which is incorporated by reference into this Form 8-K. All forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by these risk factors. These forward-looking statements are made as of the date of this Form 8-K. We assume no obligation to update or revise these forward-looking statements or provide reasons why actual results may differ.
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant duly caused this Report to be signed on its behalf by the undersigned hereto duly authorized.

ENERGYSOUTH, INC.
Date: July 25, 2005	By:	/s/ G. Edgar Downing, Jr. G. Edgar Downing, Jr. Secretary

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